                                                                   EXHIBIT 10.28


                              RETIREMENT AGREEMENT

         This Retirement Agreement (the "Agreement") is dated March 21, 2002, and effective on the date described in Section 12.3 (the "Effective Date"). This Agreement is made as a mutually agreed compromise among the parties for the complete and final settlement of all claims, differences, and alleged causes of action existing between them as of the Effective Date of this Agreement.

                                     PARTIES

         The Parties to this Agreement are Texas Biotechnology Corporation (the "Company") and David B. McWilliams ("Executive"). The Company and Executive are referred to collectively as the "Parties."

                                    PREAMBLE

         WHEREAS, Executive was previously employed as the President and Chief Executive Officer of the Company, pursuant to an Employment Agreement dated July 15, 1992, as amended (the "Employment Agreement");

         WHEREAS, Executive and the Company also entered into a Termination Agreement dated July 1, 1995 (the "Termination Agreement");

         WHEREAS, Executive held certain other positions as an employee, officer or director of certain subsidiaries and affiliates of the Company;

         WHEREAS, Executive's last day of employment as President and Chief Executive Officer of the Company pursuant to the Employment Agreement shall be March 25, 2002 (the "Resignation Date");

         WHEREAS, the Parties intend that this Agreement shall govern all issues related to Executive's employment and separation from the Company;

         WHEREAS, Executive has had at least 21 days to consider this Agreement;

         WHEREAS, the Company has advised Executive in writing to consult with a lawyer;

         WHEREAS, Executive has had an opportunity to consult with independent counsel with respect to the terms, meaning and effect of this Agreement;

         WHEREAS, Executive understands that the Company regards the above representations as material and that the Company is relying on these representations in entering into this Agreement; and

         WHEREAS, the Parties desire to settle and compromise any and all claims or potential claims between them which arose on or before the Effective Date of this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and obligations contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

         1.  Definitions.

         1.1 When used in this Agreement, "Company and/or its Affiliates" shall mean and include Texas Biotechnology Corporation, a Delaware corporation, and all of its predecessors, successors, parents, subsidiaries, divisions or other affiliated companies, partners, partnerships, assigns, present and former officers, directors, employees, shareholders, agents, employee benefit plans and plan fiduciaries, whether in their individual or official capacities.

         2.  Resignation by Executive.

         2.1 Effective on the Resignation Date, Executive hereby resigns all positions he holds as an officer or director of the Company and/or its Affiliates, and agrees to provide a letter of resignation to the Company in the form attached as Exhibit 1; provided, that the Executive may remain as a director of Structural Bioinformatics, Inc. and may retain all options and stock in that entity held by him on the Resignation Date.

         2.2 The Parties agree that the Company may publish the press release attached as Exhibit 2 to this Agreement.

         2.3 (a) In further consideration of the compensation to be paid by the Company to the Executive under this Agreement, the Executive agrees to make himself available to the Company during normal business hours for a period of up to six weeks after the Resignation Date. The duration of this time period will be at the discretion of the Chairman of the Board of Directors of the Company in consultation with the new CEO, if any, and may include all, any portion or none of the six weeks period after the Resignation Date (this time period, if any, as determined by the Chairman of the Board is herein referred to as the "Transition Period"). During the Transition Period, the Executive will reasonably assist and cooperate with the Company's new CEO, if any, and its other officers and employees at reasonable times, in order to provide for an orderly transition between the Executive and the Company's new CEO. Such reasonable assistance and cooperation may include, but not be limited to, providing information and assistance regarding the Company's research and development programs, capital and operating budgets, personnel matters, investor relations issues, financings and investment banking relationships, collaborations and partnerships and regulatory matters. The Executive will also, at the request of the CEO of the Company, be involved at reasonable times in meetings with Company personnel or third parties. Any expenses incurred by the Executive (if requested by the Company) while providing the services during the Transition Period will be reimbursed in accordance with the Company's standard policy.

             (b) During the Transition Period, the Executive will have the status of an employee. During the Severance Period, the Executive will also have the status of an employee, and will be available to provide reasonable services at reasonable times at the request of the Company consistent with the services provided by the Executive during the Transition Period up to a maximum of 16 hours per month. After the Severance Period, the Executive will no longer be an employee. Subject to the compliance by the Executive with his obligations in Sections 2.3, and 3 of this Agreement, the Executive will be free to seek and obtain other employment during the Transition Period and the Severance Period and thereafter, and the Company shall continue to make the payments and provide the benefits to Executive as set forth in this Agreement.

         3. Termination of the Employment Agreement. The Parties agree that the Employment Agreement is hereby terminated and of no further force and effect as of the Resignation Date, except that the following paragraphs shall survive termination, in accordance with their terms: 11, 12, 13 and 14; provided, however, that paragraph 14 of the Employment Agreement shall terminate and be of no further force and effect on the last day of the Severance Period. The Parties further agree that the Termination Agreement is hereby terminated and of no further force and effect as of the date of this Agreement. Executive's agreement to terminate the Termination Agreement has been induced by, and is based on, the representation of the Company to the Executive that the Company is not presently aware of any fact or circumstance that could result in a change of control or potential change of control of the Company within the meaning of the Termination Agreement. This Agreement does not affect the Proprietary Information, Patent and Copyright Agreement dated July 15, 1992 (the "Patent Agreement") and the Agreement dated May 3, 1996 (the "Indemnification Agreement"), entered into by the Executive and the Company, which the Parties acknowledge and agree will remain in effect in accordance with their terms.

         4.  Severance Payments to Executive.

         4.1 The Company agrees to continue to pay Executive his salary at a monthly rate of $27,083.33 during the Transition Period, and during a period of twelve (12) months following the Transition Period (the "Severance Period"), on the dates and in the manner the Company presently pays its other employees.

         4.2 During the Transition Period and the Severance Period, the Company will provide, at no cost to the Executive, medical, dental and life insurance to the Executive on the same terms as are in effect on the Resignation Date; provided, however, that (a) the Company may provide this coverage by converting existing policies or purchasing new policies (subject to the Executive successfully completing any required examinations); (b) if the Company's dental insurance plan does not provide coverage to the Executive, then the Company will reimburse the Executive for all covered dental expenses, subject to the same claims procedures, limits, contributions and deductibles as if Executive were still covered under the Company's current dental insurance plan; and (c) with respect to the Company's long term disability insurance plan, the Parties agree that the Executive shall not be eligible for coverage after the Transition Period, and the Company shall have no obligation to obtain or pay for any conversion or continuation coverage thereafter.

         4.3 During the Transition Period and the Severance Period, the Executive shall continue to participate under the Company's 401(k) plan.

         4.4 In further consideration of Executive's release, the Company agrees to pay Executive an amount equal to $6250 per week of unused vacation time accrued as of the Resignation Date in accordance with existing Company policy. This payment will be made in a lump sum on the first payroll date following the Effective Date. No additional vacation time will accrue during the Transition Period and the Severance Period or thereafter.

         4.5 If Executive timely elects to continue his group medical insurance coverage under COBRA, then Executive shall be responsible for all premiums to maintain such coverage (to the extent such coverage is available) after the Severance Period.

         4.6 The Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") has determined that the Executive's bonus for 2001 under the Company's 2001 Incentive Plan for Senior Executives (the "Incentive Plan") is $122,363. The bonus will be paid on or before the Resignation Date one-half in cash ($61,181.79) and one-half in shares of fully vested restricted stock (10,867 shares).

         4.7 The Compensation Committee has also granted the Executive 62,500 stock options based on his performance of his individual goals in 2001. These options have a three year term and will vest as to one-third of the shares on each of the first, second and third anniversaries of the date of grant; provided, that these options will not be subject to any other conditions regarding their exercise (such as continued employment) and that the only condition to exercise is the passage of the time periods set forth herein. Such options will be exercisable for 90 days after the expiration date. The option agreement regarding these options will be delivered to the Executive on or before the Resignation Date.

         5.  Stock Options & Restricted Stock.

         5.1 Executive and the Company agree that Executive holds certain restricted stock and certain options to purchase the common stock of the Company, as described on the attached Exhibit 3.

         5.2 In further consideration of Executive's release, the Company agrees that:

             a. the options to acquire common stock of the Company held by the Executive as set forth on Exhibit 3 (the "Options") shall continue to vest and be exercisable (or will terminate) in accordance with their terms during the Transition Period and the Severance Period;

             b. On the last day of the Severance Period (the "Vesting Date"), all outstanding Options that expire in 2006 or later will become fully vested and will be exercisable until 24 months after the Vesting Date, and thereafter will be exercisable for the remaining time period set forth in the stock option plan under which they were issued (90 days after termination under the 1999 Plan, one month after termination under the 1995 Plan and three months after termination under the 1992 Plan); provided, however, that all Options shall become fully vested and immediately exercisable upon a "Change of Control" as defined in the applicable stock option plan;

             c. On the Vesting Date, all outstanding Options that expire in 2005 or earlier will terminate and thereafter will be exercisable for the remaining time period set forth in the stock option plan under which they were issued (90 days after termination under the 1999 Plan, one month after termination under the 1995 Plan and three months after termination under the 1992 Plan); and

             d. On the Effective Date, all of the shares of restricted stock of the Company held by the Executive as set forth on Exhibit 3 which are unvested and subject to restrictions will be fully vested and all restrictions will be removed as of the Effective Date.

         6.  Tax Withholding.

         6.1 All payments made or other consideration granted to Executive under this Agreement may be reduced by the amount of taxes required to be withheld under applicable federal, state, city, or other law, as determined in the Company's reasonable discretion.

         7.  Release by Executive.

         7.1 In consideration of the Company's payments and other concessions described above, Executive releases, discharges and forever holds harmless the Company and its Affiliates from any and all claims, known or unknown, arising on or before the Effective Date of this Agreement, except as described in Section
7.5 below.

         7.2 This release includes, but is not limited to, any claims arising out of the Employment Agreement or the Termination Agreement (other than claims based on the breach by the Company of its representations in Section 3 above regarding the Termination Agreement); any claims for any wages, salary, compensation, sick time, vacation time, paid leave or other remuneration of any kind; any claim of discrimination and/or retaliation on the basis of race, sex, religion, marital status, sexual preference, national origin, handicap or disability, veteran status, or special disabled veteran status; any claim arising under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act, the Family and Medical Leave Act, the Fair Labor Standards Act of 1938, the Texas Commission on Human Rights Act, Chapter 451 of the Texas Labor Code, or the Texas Payday Law, as such statutes may be amended from time to time; any claim arising out of or related to an express or implied employment contract; any other contract affecting terms and conditions of employment, or a covenant of good faith and fair dealing; and any personal gain with respect to any claim arising under the qui tam provisions of any state or federal law.

         7.3 Executive represents that he understands this release, understands that rights and claims under the Age Discrimination in Employment Act of 1967, as amended, are among the rights and claims against the Company he is releasing and understands that he is not releasing any rights or claims arising after the Effective Date.

         7.4 Executive agrees that the consideration for his release is in addition to anything of value to which he already is entitled from the Company and/or its Affiliates.

         7.5 Notwithstanding anything to the contrary herein, Executive is not releasing any right related to (a) any vested benefit under any employee benefit plan, as defined by the Employee Retirement Income Security Act of 1974, as amended; (b) stock options or restricted stock described in this Agreement; (c) any rights to COBRA continuation coverage; (d) any rights related to this Agreement or the Indemnification Agreement; or (e) any amounts owing to Executive by the Company for previously earned compensation or reimbursement for expenses.

         8.  Release by Company.

         8.1 In consideration of Executive's release, the Company releases, discharges and forever holds harmless Executive from any and all claims, known or unknown, arising on or before the Effective Date of this Agreement, except that the Company is not releasing any rights related to this Agreement.

         9.   Confidentiality.

         9.1 Until the conclusion of the Severance Period, both Parties shall keep strictly confidential all the terms and conditions, including amounts, in the Agreement and shall not disclose them to any person other than legal and/or financial advisors, government officials who seek such information in the course of their official duties, individuals at the Company responsible for implementing the Agreement, or Executive's spouse, unless compelled to do so by law or regulation, or business necessity (including SEC or tax reporting obligations). Nothing in this Section is intended to prevent Executive from disclosing the fact that he was employed by the Company or from describing his employment duties.

         10.  Litigation Support.

         10.1 In the event and for so long as the Company is actively contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand brought against (a) the Company and/or its Affiliates or (b) the Executive in his capacity of employee, director or officer of the Company in connection with any fact, situation, circumstance, status, condition, activity practice, plan, occurrence, event, incident, action, failure to act, or transaction involving the Company, then Executive will reasonably cooperate with the Company or its counsel in the contest or defense, and provide such testimony and access to his books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the Company. The Executive further agrees to not provide assistance of any kind, other than as required by law, to any party to assist in pursuing any currently pending or threatened claim, litigation, arbitration, mediation, administrative hearing or other legal proceedings against the Company.

         10.2 The Company acknowledges and agrees that if Executive is individually brought into any litigation in connection with the Company and/or its Affiliates, then Executive shall be indemnified by the Company and/or its Affiliates to the maximum extent that directors and officers of corporations are permitted to be indemnified under Delaware law both for all costs of litigation, as well as any judgments or settlement amounts paid.

         11.  Return of Company Materials.

         11.1 Executive agrees to deliver promptly to the Company all originals and copies of materials in the Executive's possession, custody, or control containing confidential information of the Company.

         12.  Acceptance, Revocation and Effective Date.

         12.1 The Company advises Executive to consult with an attorney prior to executing this Agreement, and Executive acknowledges being given that advice.

         12.2 Executive, at his sole discretion, may revoke this Agreement on or before the expiration of seven calendar days after signing it (the "Revocation Period"). Revocation shall be in writing and effective upon dispatch to the following:

                        Texas Biotechnology Corporation
                        Attn: Stephen L. Mueller
                        7000 Fannin, Suite 1920
                        Houston, Texas 77030

                        with a copy to:
                        Porter & Hedges, L.L.P.
                        Attn: Robert G. Reedy
                        700 Louisiana, Suite 3500
                        Houston, Texas 77002

If Executive timely elects to revoke the Agreement, all of the provisions of this Agreement shall be void and unenforceable.

         12.3 This Agreement shall become effective and enforceable immediately upon expiration of the Revocation Period (the "Effective Date").

         13.  Dispute Resolution.

         13.1 Any dispute arising out of or relating to this Agreement, or any breach thereof, shall be resolved by binding arbitration in Houston, Texas, in accordance with the Employment Arbitration Rules of the American Arbitration Association then in effect, as amended by this Agreement, and judgment on the award rendered by the arbitrator may be entered in any court of competent jurisdiction. The parties agree that the arbitrator shall have no power or authority to make awards or issue orders of any kind except as expressly permitted by this Agreement. The arbitrator's decision shall follow the plain meaning of the relevant documents, apply Texas law, and shall be final and binding. The location of such arbitration in Houston, Texas, shall be selected by the Company in its sole and absolute discretion. All costs and expenses, including attorneys' fees, relating to the resolution of any such dispute shall be borne by the party incurring such costs and expenses.

         13.2 Notwithstanding the preceding paragraph, the Parties acknowledge that either of them may seek emergency or temporary injunctive relief, but absolutely no other relief, in any court of competent jurisdiction. All other disputes, claims and remedies shall be settled by arbitration in accordance with
Section 13.1.

         14. No Defamatory Statements. Executive and the Company agree that neither will make statements about the other at any time that are slanderous, libelous or defamatory.

         15.  Miscellaneous.

         15.1 The Parties acknowledge that this Agreement is the result of a compromise and shall never be construed as, or said by either of them to be, an admission by the other of any liability, wrongdoing, or responsibility. The Parties expressly disclaim any such liability, wrongdoing, fault, or responsibility.

         15.2 This Agreement, the surviving paragraphs of the Employment Agreement, the Patent Agreement, the Indemnification Agreement and agreements and documents related to stock options, restricted stock and other benefit plans constitute the entire agreement between the Parties. This Agreement may be executed in identical counterparts, each of which shall constitute an original and all of which shall constitute one and the same agreement.

         15.3 The Parties warrant that no representations have been made other than those contained in the written provisions of this Agreement, and that they do not rely on any representations not stated in this Agreement.

         15.4 The Parties further warrant that they or their undersigned representatives are legally competent and fully authorized to execute and deliver this Agreement.

         15.5 The Parties confirm they have had the opportunity to have this Agreement explained to them by attorneys of their choice, and that they execute this Agreement freely, knowingly and voluntarily. The Company is relying on its own judgment and on the advice of its attorneys and not upon any recommendation of Executive or his agents, attorneys or other representatives. Likewise, Executive is relying on his own judgment and on the advice of his attorneys, and not upon any recommendation of the Company or its directors, officers, employees, agents, attorneys or other representatives. By voluntarily executing this Agreement, both Parties confirm their competence to understand and do hereby accept the terms of this Agreement as resolving fully all differences, disputes and claims that may exist within the scope of this Agreement.

         15.6 Executive represents that he has not filed or authorized the filing of any complaints, charges or lawsuits against the Company and/or its Affiliates with any federal, state or local court, governmental agency, or administrative agency, and that if, unbeknownst to Executive, any such complaint has been filed on his behalf, he will use his best efforts to cause it to immediately be withdrawn and dismissed with prejudice.

         15.7 The Company represents that it has not filed or authorized the filing of any complaints, charges or lawsuits against Executive with any federal, state or local court, governmental agency, or administrative agency, and that if, unbeknownst to the Company, any such complaint has been filed on its behalf, it will use his best efforts to cause it to immediately be withdrawn and dismissed with prejudice.

         15.8 This Agreement may not be modified or amended except by a writing signed by all Parties. No waiver of this Agreement or of any of the promises, obligations, terms, or conditions contained in it shall be valid unless it is in writing signed by the Party against whom the waiver is to be enforced.

         15.9 If any part or any provision of this Agreement shall be finally determined to be invalid or unenforceable under applicable law by a court of competent jurisdiction, that part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of said provision or the remaining provisions of the Agreement.

         15.10 The Parties have cooperated in the preparation of this Agreement. Hence, the Agreement shall not be interpreted or construed against or in favor of any Party by virtue of the identity, interest, or affiliation of its preparer.

         15.11 This Agreement is made and shall be enforced pursuant to the laws of the State of Texas, without regard to its law governing conflicts of law. All performance required by the terms of this Agreement shall take place in Harris County, Texas.

                            [SIGNATURE PAGE FOLLOWS]

David B. McWilliams  ("Executive")          TEXAS BIOTECHNOLOGY
                                            CORPORATION ("Company")


                                            By: /s/ JOHN M. PIETRUSKI
                                               ---------------------------------
                                            Printed Name: John M. Pietruski
                                                         -----------------------
                                            Title:   Chairman of the Board
                                                  ------------------------------
                                            Date:    March 21, 2002
                                                 -------------------------------
Date: /s/ DAVID B. McWILLIAMS
     --------------------------


            THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION.

                          EXHIBIT 1: RESIGNATION LETTER

March 21, 2002

Texas Biotechnology Corporation
Attn: Chairman of the Board
7000 Fannin, Suite 1920
Houston, Texas 77030

Ladies and Gentlemen:

             Please accept this letter as my resignation from all positions as an officer and director of Texas Biotechnology Corporation, and all its subsidiaries (including without limitation, Revotar Biopharmaceuticals AG, Immunopharmaceutics, Inc., ICOS - Texas Biotechnology, L.P., and TBC - ET, Inc. but excluding Structural Bioinformatics, Inc.), effective March 25, 2002.

Sincerely,

/s/ DAVID B. McWILLIAMS
David B. McWilliams

                         EXHIBIT 2: AGREED PRESS RELEASE

Contact: Pamela M. Murphy, Vice President, Corporate Communications Texas Biotechnology
              (713) 796-8822


           TEXAS BIOTECHNOLOGY CORPORATION NAMES BRUCE D. GIVEN, M.D.,
            PRESIDENT AND CEO; REPLACES RETIRING DAVID B. MCWILLIAMS


HOUSTON, TEXAS: MARCH 21, 2002 TEXAS BIOTECHNOLOGY CORPORATION (NASDAQ: TXBI) announced today the election of Bruce D. Given, M. D., as President, Chief Executive Officer and a member of the Board of Directors effective March 25, 2002. Dr. Given joins Texas Biotechnology from Johnson & Johnson where he was President, International of Ortho-Clinical Diagnostics. Recent positions at J&J included Group V.P. and Head, Worldwide Clinical and Regulatory Affairs at Biosense Webster and Group V.P. and Head U.S. Marketing, Sales and R&D at Janssen Pharmaceutica. Dr. Given joined J&J in 1993. Previously he had been with Sandoz Pharma, LTD and Schering-Plough Corporation. Dr. Given is an honors graduate of the University of Chicago Pritzker School of Medicine, and was a Clinical Fellow at the Harvard Medical School.

John M. Pietruski, Chairman of the Board said, "We are very fortunate to have attracted a person of Bruce's extensive experience in Marketing, Sales, R&D and Clinical Development. We are confident Texas Biotechnology and its shareholders will benefit from his strong leadership." Dr. Given commented that he "was delighted to join the talented team at TBC and is looking forward to the opportunity to help build an increasingly successful business leading to enhanced shareholder value."

At the same time, Texas Biotechnology announced that David B. McWilliams will retire. Mr. McWilliams has served as President, CEO and a director since joining the company in 1992. Mr. McWilliams stated, "It has been a gratifying experience to participate with a group of dedicated people in developing a very fine company." Mr. Pietruski said, "We very much appreciate David's contribution to the growth of the Company from an embryonic R&D company to its current level of development. We wish him well in his retirement."

Texas Biotechnology, a biopharmaceutical company focused on the discovery, development and commercialization of novel drugs, is recognized for its expertise in small molecule drug development and vascular biology. Argatroban, its first FDA-approved product, is being marketed by GlaxoSmithKline for heparin-induced thrombocytopenia. Additional studies are seeking to broaden this initial indication for Argatroban in ischemic stroke, angioplasty and hemodialysis. Texas Biotechnology has several other products in clinical development for pulmonary arterial hypertension, essential hypertension, congestive heart failure and asthma. To learn more about Texas Biotechnology please go to our website www.tbc.com.

This press release contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are timing and cost of our clinical trials, attainment of research and clinical goals and milestones of product candidates, attainment of required governmental approval, sales levels of our products and availability of financing and revenues sufficient to fund development of product candidates and operations. In particular, careful consideration should be given to cautionary statements made in the various reports Texas Biotechnology has filed with the Securities and Exchange Commission. The Company undertakes no duty to update or revise these forward-looking statements.

               EXHIBIT 3: SCHEDULE OF OPTIONS AND RESTRICTED STOCK

DAVID B. MCWILLIAMS
STOCK OPTIONS OUTSTANDING & RESTRICTED STOCK
AS OF MARCH 8, 2002


STOCK OPTIONS

                                                                                         Options Vested
                                                                                                At
Option  Option    Grant    Extension  Expiration               Exercise  --------------------------------------------------
Number   Plan     Date       Date        Date     Outstanding    Price   3/8/2002  3/13/2002  9/8/2002  3/6/2003  3/13/2003
------  ------    -----    ---------  ----------  -----------  --------  --------  ---------  --------  --------  ---------
   235   1995    4/5/1995              4/5/2005       62,500     1.3100    62,500
   325   1995    3/5/1996              3/5/2006       75,000     4.3750    75,000
   413   1995    3/4/1997              3/4/2007       17,021     5.8750    17,021
   414   1995    3/4/1997              3/4/2007      102,979     5.8750   102,979
E00013   1992   6/30/1992   1/3/1997  7/16/2002      142,858     3.5000   142,858
E00069   1992    1/1/1994  5/30/1997   1/1/2004       65,000     5.3000    65,000
E00070   1992   3/15/1994  5/30/1997  3/15/2004       11,361     5.3600    11,361
E00071   1992   7/26/1993  5/30/1997  7/26/2003       42,858     3.5000    42,858
   466   1995    3/3/1998              3/3/2008      123,125     7.1875   123,125
   559   1992    3/2/1999              3/2/2009        7,083     4.1875     7,083
   627   1992    3/2/1999              3/2/2009       14,167     4.1875    14,167
   648   1999    3/6/2000              3/6/2010        8,463    20.1250     3,495                          4,968
A00648   1999    3/6/2000              3/6/2010       14,037    20.1250    11,505                          2,532
   823   1995    9/8/2000              9/8/2010       34,323    16.9375    11,441               11,441
   833   1995   3/13/2001             3/13/2111       45,000     5.5100               15,000                         15,000
   834   1999   3/13/2001             3/13/2111       18,148     5.5100
   835   1999   3/13/2001             3/13/2011       52,477     5.5100               23,542                         23,542
   836   1999   3/13/2001             3/13/2011      100,000     5.5100               33,334                         33,333
                                                     -------              -------     ------    ------     -----     ------

                                                     936,400              690,393     71,876    11,441     7,500     71,875
                                                     =======              =======     ======    ======     =====     ======

                                  Options Vested
                                        At
Option                          -------------------
Number                          9/8/2003  3/13/2004
------                          --------  ---------
   235
   325
   413
   414
E00013
E00069
E00070
E00071
   466
   559
   627
   648
A00648
   823                            11,441
   833                                       15,000
   834                                       18,148
   835                                        5,393
   836                                       33,333
                                  ------     ------

                                  11,441     71,874
                                  ======     ======

RESTRICTED STOCK

                                                                                         Stock Vested on Dates Shown
           Option     Grant                                       Shares              ---------------------------------
            Plan       Date                                     Outstanding           3/8/2002   1/26/2003    1/26/2004
           ------     -----                                     -----------           --------   ---------    ---------
            1999     1/26/2001 Granted for year 2000               4,837                4,837
            1999     1/26/2001 Granted for year 2000               4,837                           4,837
            1999     1/26/2001 Granted for year 2000               4,838                                        4,838
                                                                  ------                -----      -----        -----

                                                                  14,512                4,837      4,837        4,838
                                                                  ======                =====      =====        =====